UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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CERIDIAN CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CERIDIAN COMMENTS ON PERSHING SQUARE’S AMENDED PROXY

MINNEAPOLIS, MN – September 7, 2007 – Ceridian Corporation (NYSE: CEN) today commented on the amended proxy materials filed by Pershing Square Capital Management, L.P.:

“We continue to recommend that stockholders vote FOR all of Ceridian’s director nominees on the WHITE proxy card today. Our pending $36 per share merger was developed and negotiated by the current Board and management, and we believe that the election of ANY of Pershing Square’s nominees serves no purpose, could be disruptive, and introduces unnecessary risk to the transaction’s completion. We are actively working to obtain state regulatory approvals with a goal of completing the merger in the fourth quarter of 2007.

As we stated in our September 6, 2007 press release, the buyer has communicated to us its view that the election of any Pershing Square nominees would introduce additional risks to the pending transaction. We understand that the buyer’s primary concerns regarding the election of any Pershing Square nominees relate to the uncertainty introduced by new directors, potential management distraction and, given the acrimony of the proxy contest, the possibility that one or more key employees may leave the company. We understand that the buyer believes these distractions or departures could result in the failure of the buyer's conditions to closing under the merger agreement, including our obligation to certify that no material adverse effect on Ceridian has occurred, which could delay or prevent the closing of the transaction.

We remain confident in our ability to complete the $36 per share merger if the current Board is reelected. But as we also stated in our September 6, 2007 press release, we have committed that in the unlikely event the merger is not completed, we would hold a new election of directors within 90 days after termination of the merger agreement. Given that we expect to complete the merger, we do not expect that the merger agreement will be terminated. However, our proxy materials set forth the circumstances under which a termination could occur, which include the failure to obtain shareholder approval of the merger, or the failure to complete the merger by December 31, 2007, which date may be extended to March 31, 2008 if necessary to obtain regulatory approvals, or extended to permit completion of a debt marketing period. In the unlikely event of termination, the subsequent election meeting would be either a special meeting or an annual meeting, depending on the timing of the meeting.

Glass Lewis & Co., PROXY Governance Inc. and Egan-Jones Rating Co. have each recommended that Ceridian stockholders use the WHITE proxy card to vote in favor of our $36 per share merger and in favor of all or a majority of the current Board. Institutional Shareholder Services (ISS) has recommended that Ceridian stockholders vote for only two of Pershing Square’s nominees, but has recommended using Pershing Square’s proxy card to vote in favor of these two nominees and in favor of the merger, and has recommended against using the WHITE proxy card to vote for any of our nominees. We are not aware that any of these firms has yet changed its recommendation based on Pershing Square’s revised proxy materials. For the reasons set forth above, we urge stockholders to use the WHITE proxy card to vote for our $36 per share merger and to reelect the current Board, and not to use Pershing Square’s proxy card. To the extent a stockholder wishes to vote for some but not all of the current Board, the WHITE proxy card provides the opportunity to withhold authority from any nominee that the stockholder does not want to elect.”

Ceridian’s Board of Directors urges all stockholders to vote today FOR the Board’s director nominees and the FOR the $36 per share cash merger. To vote in favor of these two proposals, stockholders should sign, date and return Ceridian’s WHITE proxy card. Ceridian stockholders are reminded that their vote is important. Stockholders may be able to vote their shares by telephone or by the Internet, and are advised that if they have any questions or need any assistance in voting their shares, they should contact Ceridian’s proxy solicitor, MacKenzie Partners, Inc., toll-free at 1-800-322-2885.

ABOUT CERIDIAN

Ceridian Corporation (www.ceridian.com) is a business services company that helps its customers maximize the power of their people, lower their costs and focus on what they do best. The Company serves businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with its 2007 annual meeting of stockholders, Ceridian has filed a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor for the 2007 annual meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 annual meeting. Information regarding the officers and directors of Ceridian and potential participants in the solicitation is included in Ceridian’s definitive proxy statement filed with the SEC on July 31, 2007, its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian's website at http://www.ceridian.com.

CONTACTS:

Pete Stoddart, Director of Public Relations
952-853-4278

Craig Manson, Vice President of Investor Relations
952-853-6022

Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449